Exhibit 10.1

CUSTOMER AGREEMENT

This futures customer agreement, together with all supporting documents and agreements (the “Agreement”), sets forth the terms and conditions under which E D & F Man Capital Markets Inc. (“MCM”) will open and maintain one or more accounts (collectively, the “Account”) on behalf of the undersigned (“Customer”) in connection with the purchase and sale of commodities, including cash commodities, commodity futures, security futures, options, and forward contracts thereon, and interests therein (including, but not limited to, exchange-for-physical (“EFP”), exchange-for-swap (“EFS”), exchange-for-options (“EFO”), and exchange-for-risk (“EFR”) transactions), securities, foreign futures and options, and foreign currencies (collectively, “Contracts”) with Customer.

If this Account has been introduced to MCM, all references to MCM in this Agreement shall include Customer’s introducing broker, and Customer’s introducing broker shall enjoy all benefits and rights appointed to it.

This Agreement governs all accounts for the purchase and sale of Contracts that Customer maintains with MCM, whether such accounts are currently open, are established hereby or are established in the future. In consideration of MCM accepting and maintaining the Account for Customer, the Customer agrees to all the terms, provisions and obligations in this Agreement.

1.     JOINT ACCOUNTS. If the Account is a joint Account, each Account holder has full authority to act on behalf of the Account and Customer authorizes MCM to follow the instructions of any Account holder as if such person were the sole Account holder. All obligations arising hereunder are joint and several and may be enforced by MCM against any or all Account holders. Notwithstanding the foregoing, MCM may require joint action by all Account holders with respect to any matter concerning the Accounts, including the giving or cancellation of orders, and the withdrawal of monies, securities, or other property. In the event of the death of either or any of the joint Account holders, the surviving joint Account holder(s) shall immediately give MCM written notice thereof, and MCM may, before or after receiving such notice, take such action, require such papers and inheritance or estate tax waivers, retain such portion of and/or restrict transactions in the Accounts as MCM may deem advisable. The surviving joint Account holder(s) and the estate of the deceased joint Account holder shall be jointly and severally liable to MCM for any net debit balance or loss in the Accounts in any way resulting from transactions initiated prior to the receipt by MCM of the written notice of the death or incurred in the liquidation of the Accounts or the adjustment of the interests of the respective parties. MCM will assume that Customers are holding the Account as joint tenants with rights of survivorship. If Customer intends to hold the Account as Tenants-in-Common please notify MCM immediately.

2.     APPLICABLE LAW. Each Account and each transaction shall be subject to the terms and conditions of this Agreement, and all applicable laws, rules and regulations of all federal, state, regulatory, self-regulatory agencies and exchanges and clearing houses having jurisdiction over Customer, MCM and any transaction (“Applicable Law”). This paragraph is solely for MCM’s protection and failure to comply with any such Applicable Law, rule or regulation shall not constitute a breach of this Agreement, shall not create any private right of action against MCM, and shall not relieve Customer of any obligations under this Agreement. MCM shall not be liable to Customer as a result of any action by MCM, its officers, directors, employees or agents to comply with Applicable Law.

3.     CUSTOMER AUTHORIZATION. Customer authorizes MCM to purchase and sell for Customer’s Account in accordance with Customer’s oral or written instructions or those of any party authorized to enter orders on Customer’s behalf. Unless Customer provides MCM with specific instructions, MCM will use its sole and absolute discretion to select the market in which to place Customer’s orders. Customer hereby waives any and all defenses that any such instruction was not in writing as may be required by the statute of frauds or any similar law, rule or regulation.

4.     MARGINS. Customer shall maintain appropriate initial and variation margin, collateral and option premiums, without demand from MCM. Margin requirements established by MCM for Customer’s Account may change at any time at MCM’s sole and absolute discretion. Margins requirements may exceed any amount that may be required by an exchange, contract market, clearing organization, Applicable Law or any such amount charged to or imposed on any other customer (“Exchange Margin”). Customer also shall deposit additional margin as required, and demanded by MCM, and shall immediately meet all margin calls in such manner as MCM shall designate in its sole and absolute discretion. If additional margin is required by MCM, such margin shall be no more than two times the Exchange Margin requirements. No previous margin shall establish any precedent nor shall MCM be bound by any previous margin requirement.

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MCM shall not be liable to Customer for the loss of any property belonging to Customer which is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship, or assignment for the benefit of creditors of any bank, trust company, custodian, other clearing broker, clearing organization, or similar entity holding Customer’s Collateral. All margin deposits shall be made by wire transfer of immediately available funds or in such other form acceptable to MCM, and Customer agrees to provide MCM with any information MCM may require for immediate confirmation of wire transfers. Subject to CFTC regulations, MCM may receive and retain for its own interest, increment, profit, gain or benefit directly or indirectly accruing from any of the property MCM receives from Customer.

5.     SECURITY INTEREST AND LIEN. (a) As security for the payment of all of Customer’s obligations and liabilities to MCM, MCM shall have a first lien and security interest in all present and future property, financial assets, documents of title in which Customer has an interest (either individually, jointly with others or as guarantor of the account of another customer) held by or through MCM for any purpose including, but not limited to, all Contracts, margin, collateral, performance bond, premium, funds, securities, currencies, credit balances, foreign exchange contracts, warehouse receipts, commercial paper, monies, any other property, and all rights Customer may have against MCM (collectively, “Collateral”). Customer has not granted, and will not grant or permit to exist, a security interest in or lien on any Collateral (other than the security interest granted to MCM hereunder) to any other party without MCM’s prior written consent, with the exception that Customer understands Collateral may be pledged to any exchange or clearing organization on Customer’s behalf. In addition, in order to satisfy any outstanding liabilities or obligations Customer may have to MCM including, without limitation, any margin call, MCM may, at any time and without prior notice to Customer, sell, purchase, use, apply or transfer any of such Collateral interchangeably (including cash and fully paid securities). MCM is hereby authorized upon default by Customer for the payment of performance when due of any Customer liability to (i) sell and/or (ii) purchase and apply any Customer liabilities to the payment of the purchase price of, any and all Collateral without notice to Customer or any other person, except as required by non-waivable requirements of any Applicable Law. Customer irrevocable appoints MCM as its attorney-in-fact with the power of substitution to take any actions and execute any documents for the perfection or registration of or for enforcement of, such lien and security interest.

(b) Subject to the limitations under Applicable Law, Customer hereby agrees that MCM is specifically authorized, from time to time and without notice to Customer, pledge, re-pledge, hypothecate, rehypothecate, loan or invest the Collateral to MCM or others, separately or with any other property of Customer or other customers (including, but not limited to commodities, warehouse receipts or other negotiable documents or instruments). Subject to the requirements under Applicable Law with respect to investment of customer property, MCM shall not be required to retain in its possession for delivery an identical amount of, or to pay interest or to account to Customer for any profits, income, interest or benefits on or derived from, such property but may deliver other property of like or equivalent kind or amount.

(c) Customer agrees that all properties and assets and any rights to the foregoing now or hereafter credited to or held by MCM for the Account (other than commodity contracts) shall be treated as “financial assets” for purposes of the Uniform Commercial Code.

6.     CUSTOMER ACKNOWLEDGEMENTS. Customer acknowledges and agrees that:

(a) MCM may provide general market commentary to Customer or information incidental to the operation of any of Customer’s Accounts or the nature of any of the Contracts provided by MCM is solely incidental to the conduct of its business as an FCM. MCM makes no representation as to the accuracy, completeness, or reliability of any such information or have any obligation to update any market recommendations or information.

(b) MCM, its directors, officers, and employees may take, hold, or liquidate positions in, or provide such information to other customers with respect to, Contracts that are the subject of such information furnished by MCM to Customer, and such other positions and/or information may be inconsistent with the positions held by Customer or information given to Customer.

(c) Customer is exercising its own judgment and making its own decisions for each of the transactions pursuant to this Agreement, and each of the investment decisions is Customer’s sole responsibility. Customer understands that it is bound to the actual executions of transactions on the exchanges and understands that all reports of execution price quotations and other market information are subject to change and errors as well as delays in reporting. Customer agrees that it relies on such information at its own risk.

(d) MCM has no financial or other obligation as principal to Customer under the term of this Agreement in connection with any transaction or Contract executed, cleared or carried by MCM for customer.

(e) If Customer trades on a non-U.S. exchange or clears at a non-U.S. clearing organization the protections afforded to Customer’s Collateral may not be identical to those afforded by U.S. law.

(f) MCM is acting solely as Customer’s broker in accordance with the terms of this Agreement, and is not acting as fiduciary, commodity trading advisor, investment advisor, commodity pool operator or otherwise exercising discretion with respect to Customer, any Contract or the Account.

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(g) MCM shall have no responsibility for compliance with any law, rule or regulation governing the conduct of any fiduciary or advisor appointed by Customer (including but not limited to allocation rules) or for compliance by Customer with any law, rule or regulation governing or affecting any trading by Customer.

(h) Trading in Contracts is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of loss in excess of their margin deposits. Customer recognizes that guarantees of profit or freedom from loss are impossible to offer with respect to Contracts and Customer agrees that it has not received any such guarantees from MCM or any of its directors, officers, employees or agents and has not entered into this Agreement in reliance on any such statement.

(I) If Customer trades on the London Metals Exchange (“LME”), Customer understands that this market is a principal to principal market and therefore, any LME client registered contracts can only be issued by the LME member. MCM carries a customer omnibus account to execute LME transactions. Although Customer’s account is held on the books of MCM, Customer has a direct relationship with E D & F Man Holdings Limited solely for issuing LME principal contracts to Customer and reporting Customer’s registered client contracts to LME. All LME contracts will be shown in Customer’s MCM account statements as futures or option on futures and shall be deemed a Contract executed on an exchange for the purposes of this Agreement. Customer has read and understands the Guide to the Structure and Market Terminology of the LME disclosure statement set forth in the Futures Risk Disclosure Booklet.

7.     RIGHT TO LIQUIDATE ACCOUNT. MCM shall have the right to liquidate Customer’s positions in the event:

(a) of the death or judicial declaration of incompetency of Customer;

(b) a case of bankruptcy is commenced or if a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer is filed by or against Customer or any affiliate of Customer, or if Customer or any affiliate of Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or if Customer, or any affiliate, or any or all of its property is subject to any agreement, order, judgment, or decree providing for Customer’s dissolution, winding-up, liquidation, merger, consolidation, reorganization, or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer of Customer, such affiliate or such property;

(c) the filing of an attachment against any of the Customer’s accounts carried by MCM;

(d) Customer violates, breaches, repudiates, defaults or fails to perform on a timely basis any term, condition or obligation to be performed under this Agreement or any other agreement with MCM;

(e) when directed or required by any organization of which Customer is a member of an exchange, regulatory or self-regulatory organization having jurisdiction over MCM or the Account;

(f) MCM’s determination that the Collateral deposited to protect the Account is inadequate, regardless of current market quotations, to secure the Account or there is insufficient margin as determined by MCM in its sole and absolute discretion;

(g) Customer’s failure to deposit sufficient funds to pay for the commodities and/or to satisfy any demand for initial and/or maintenance margin is the result of an administrative error, such failure to pay or deliver shall not be considered an event for purposes of this Section 7 if such failure is cured within one (1) business day;

(h) any other circumstances or developments that MCM deems to require action necessary for MCM’s protection.

If any of the events described in sections (a) – (h) herein occur, MCM is authorized, in its sole and absolute discretion, to take one or more or any portion of the following actions: (i) satisfy any obligation Customer may have to MCM, either directly or by way of guaranty or suretyship, out of any of Customer’s funds or property in MCM’s custody or control; (ii) buy or sell any or all futures Contracts, commodities, or securities held or carried as a short or long position for Customer; and (iii) cancel any or all outstanding orders, Contracts, or any other commitments made on behalf of Customer. Any such action may be taken without demand for margin or additional margin, without prior notice of sale or purchase or other notice or advertisement to Customer, his personal representatives, heirs, executors, administrators, legatees, or assigns, and regardless of whether the ownership interest shall be solely Customer’s or held jointly with others.

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Any sales or purchases hereunder may be made according to sole and absolute discretion on any exchange or other market where such business is then usually transacted or at public auction or at private sale, and MCM may purchase the whole or any part thereof free from any right of redemption. It is understood that, in all cases, a prior demand, call, or notice of the time and place of a sale or purchase shall not be considered a waiver of MCM’s right to sell or buy without demand or notice as herein provided. Customer at all times shall be liable for the payment of any debit balance upon demand by MCM, and shall be liable for any deficiency remaining in Customer’s Account in the event of the liquidation thereof in whole or in part by MCM or by Customer. In addition, MCM shall have the right to set off and apply any amount owing from MCM to Customer against any indebtedness in Customer’s Account, whether matured or unmatured.

8.        FEES, PAYMENTS AND CHARGES. Customer agrees to pay MCM immediately: (a) commissions, fees, and service charges as are in effect from time to time together with all applicable regulatory or self-regulatory organization and exchange fees and charges, (b) the amount of any deficit balance, margin obligation or any other liability that may result from transactions executed for the Account, (c) interest on any such deficit balance or liability at the prevailing rate charged by MCM at the time such deficit balance or liability arises, (d) MCM’s reasonable attorney fees and costs (a) incurred in collecting amounts due under this Agreement, or (ii) arising as a result of, or related to, transactions effected or contemplated under this Agreement; (d) any taxes (other than taxes on MCM’s income) that MCM may be required to pay on any transaction or other property held in the Account; and (e) any other amounts that may be due to MCM.

Customer shall be responsible for disclosing and updating the beneficial owners of its Account(s), including for reporting positions and the Foreign Account Tax Compliance Act (FATCA) purposes.

If Customer has notified MCM that it is a member of an exchange and receives exchange or clearing organization fee discounts or rebates as an exchange member (as set forth in the account application), Customer understands that MCM has a limited window in which to challenge the exchange or clearing organization on the accuracy of such fees, and as such Customer agrees that it will confirm the accuracy of all exchange fees charged to Customer, or rebates received by Customer, within 30 business days. Customer must notify MCM immediately if it is no longer a member of any exchange. Failure to notify MCM may result in additional fees being charged.

Customer understands that MCM may act as principal in certain transactions with it, including, but not limited to, cash market transactions, forward contracts, or ESP., EFS, EFO, or EFR transactions. MCM may pay fees and commissions charged to Customer’s Accounts to third parties that have introduced any of Customer’s Accounts to MCM or serviced any of Customer’s Accounts and MCM may do so without further notice to Customer. All such charges or fees shall be paid by Customer as they are incurred and Customer hereby authorizes MCM to withdraw the amount of any such charges and fees from the Account.

9.     TRANSFER ARRANGEMENTS. Customer authorizes MCM to transfer funds, securities, or other property to, between, or among any of Customer’s futures accounts and any other accounts, including but not limited to transfers between segregated and secured origin accounts, held by MCM or an affiliate of MCM, when in MCM’s sole and absolute discretion a transfer of any excess funds in such accounts may be necessary to satisfy margin calls or to satisfy or reduce any debit balances or deficit in any such account. MCM may confirm any such transfer to Customer in writing, and such confirmation shall be deemed reasonable notice. All such transfers shall be made in compliance with the CEA and the applicable regulations promulgated thereunder.

10.   STATEMENTS AND CONFIRMATIONS. Confirmations of trades and any other similar notices, including but not limited to purchase and sale statements, furnished to Customer shall be conclusive and binding unless Customer or Customer’s agent notifies MCM to the contrary, (i) where a report or notice is made orally, at the time received by Customer, or (ii) where a report or notice is made in writing, prior to the opening of trading on the next business day following receipt of the report. If Customer has not received a written confirmation that a Contract has been executed within three business days after Customer has placed an order with MCM to effect such transaction, and has been informed or believes that such order has been or should have been executed, then Customer shall immediately notify MCM. Absent such notice, Customer conclusively shall be deemed estopped from objecting and to have waived any such objection to the failure to execute, or cause to be executed such transaction.

11.   INDEMNIFICATION; COSTS OF COLLECTION. Customer agrees to indemnify and hold harmless MCM and its affiliates, respective shareholders, directors, officers, employees, and agents from and against any liability, damage, loss, cost, or expense (including, without limitation, legal fees and expenses, amounts paid in settlement of any claims, interest, and any fines or penalties imposed by any court, exchange, self-regulatory organization or governmental agency) incurred as a result of (i) Customer’s violation of any of Customer’s representations, agreements, or obligations under this Agreement or (ii) Customer’s failure to timely deliver any security, commodity or other property previously sold by MCM on Customer’s behalf.

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12.   LIMITATION OF LIABILITY. MCM is responsible for complying with all legal proceedings, citations, attachments, arbitral or judicial orders, demands or requests issued by any government, court or regulator related to the Account of Customer with MCM and MCM shall not be liable to Customer for obeying any such orders, demands, requests, including any order which has the effect of restricting activity in, or withdrawals from, the Account of Customer or that may require MCM to disclose information regarding Customer or the Account of the Customer.

Customer shall have no claim against MCM arising in contract, negligence, tort, strict liability, breach of fiduciary obligations or otherwise, for any loss, damage, liability, cost, charge, expense, penalty, fine, or tax caused directly or indirectly by: (a) any order transmitted by fax, email, instant messaging or other medium for execution which is accepted on a “not held” basis, nor shall MCM be held liable for any failure regarding proper execution unless it is due to MCM’s fraudulent activity; (b) any Applicable Law, or any order of any court, governmental agency, exchange, regulatory or self-regulatory organization; (c) suspension or termination of trading; (d) restrictions, exchange or market halts or rulings, acts of terrorism, riot, sovereign conduct or other acts of state, war or civil or labor disturbance; (e) any delays or inaccuracies in the transmission or reporting of orders or other information due to a breakdown or failure of any communication, settlement, computer, exchange, clearing organization or account system, transmission or communication facilities for any reason; (f) bankruptcy, insolvency, failure or delay for any reason of any broker, bank, depository, , or custodian to fulfill its obligations or to pay in full any amounts owed to MCM or to Customer; (g) failure or delay by any entity which, consistent with Applicable Law, is holding customer segregated Collateral, to pay or deliver same to us; or (h) any other causes beyond our control, it being understood that MCM shall be excused from performance of its obligations in such case for such period of time as is reasonable necessary after such occurrence to remedy the effects therefrom.

In executing transactions on behalf of Customer, MCM may use floor brokers (who may or may not be its employees or agents),and MCM will not be responsible to Customer for negligence or misconduct of an independent floor broker. MCM shall not be liable to Customer for any losses, costs, expenses, or other damages sustained by Customer in the event of any failure or delay by any, bank, or other depository institution where any of Customer’s Collateral is maintained, or a failure or delay by any member, bank, or agent of any of the foregoing to enforce its rules, to fulfill its obligations or to make any payment, for any reason whatsoever. Customer waives any claim, cause of action or right as against MCM, its directors, officers, employees, or agents that may arise or occur as a result thereof. In no event will MCM be liable to Customer for any consequential, incidental, or special damages under or relating to this Agreement. MCM will not be responsible to Customer in the event of error, failure, negligence, or misconduct on the part of any intermediary, trading advisor, or other person acting on Customer’s behalf and, without limitation. MCM has no obligation to investigate the facts surrounding any transaction in Customer’s account which is introduced by such intermediary, trading advisor, or other person. In addition to any other agreement to indemnify MCM or any other party set forth in this Agreement or in any other agreement, Customer agrees to indemnify MCM and hold MCM harmless from and against any and all liabilities, penalties, losses, and expenses, including legal expenses and reasonable attorneys’ fees, incurred by MCM as a result of any error, failure, negligence, or misconduct on the part of any such intermediary, trading advisor, or other person acting on Customer’s behalf. MCM shall only be liable for actions or inactions by it which amounts to willful misconduct.

13.   TELEPHONE CONVERSATIONS. Customer understands that MCM may, and with respect to certain personnel may be obligated to, electronically monitor and/or record (with or without tone warning devices) by any available means, any or all telephone conversations between Customer and MCM. Customer understands that MCM may keep or erase any recordings in accordance with its internal retention policies and Applicable Law. Customer agrees and consents to waive any right that it may have to object to the admissibility into evidence of such recordings in any legal proceeding between Customer and MCM or in any other proceeding to which MCM is a party or in which MCM’s records are subpoenaed. Customer understands that if it is required in Customer’s state or country of organization to obtain its employer’s consent to be recorded, Customer will do so via its normal processes and procedures.

14.   DELIVERY INSTRUCTIONS. (a) Customer understands that it has certain reporting obligations pursuant to the CFTC rules. Customer acknowledges that the making or accepting of delivery pursuant to a Contract may involve a higher degree of risk than liquidating a position by offset. MCM has no control over and makes no warranty with respect to grade, quality or tolerances of any commodity delivered in fulfillment of a Contract. Customer understands that unless the Contract specifications state otherwise every Contract contemplates delivery and Customer shall promptly advise MCM if Customer intends to make or take delivery.

(b) Customer must give MCM liquidating instructions on open positions maturing in a current delivery month at least five business days prior to the first notice day in the case of long positions and, in the case of short positions, at least five business days prior to the last trading day. Alternatively, Customer must provide sufficient funds to take delivery or the necessary delivery documents must be delivered to MCM within the same periods described above. If MCM receives neither liquidating instructions, sufficient funds nor delivery documents, MCM, without notice, may either liquidate Customer’s position or make or receive delivery on Customer’s behalf upon such terms and by such methods which MCM deems reasonable.

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(c) Customer shall pay MCM for any cost, loss, and damage from the foregoing (including consequential damages, penalties, and fines) which MCM may be required to incur or which MCM may sustain from its inability to borrow or buy any such property. If Customer takes delivery, where necessary, Customer shall be responsible for providing insurance coverage for any deliveries made or accepted by it. MCM does not provide any insurance coverage. If Customer does not provide insurance coverage, Customer agrees to bear the risk of loss.

15.   OPTIONS. (a) MCM shall not have any obligation to exercise any long option contract unless Customer has furnished MCM with timely exercise instructions and sufficient initial margin with respect to each underlying contract. Customer understands that some exchanges and clearing houses have established cut off times for the tender of option exercise instructions and that an option will become worthless if instructions are not delivered before such expiration time. Customer also understands that certain exchanges and clearing houses automatically exercise some “in-the-money” options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent the automatic exercise of an option contract, including without limitation, any action to exercise an option prior to its expiration date or to prevent its automatic exercise, except upon Customer’s express instructions. Customer further understands that MCM may establish cut off times which may be different from the times established by exchanges or clearing houses.

(b) Customer understands that all short option positions are subject to assignment at any time, including positions established on the same day that exercise are assigned, and that assignment notices are allocated among MCM’s futures customers’ short options positions which are subject to assignment. Customer understands that MCM may not be able to notify Customer that a position was exercised prior to the opening of the next trading session, although MCM will undertake reasonable efforts to do so.

16.   POSITION LIMITS. (a) Customer agrees that MCM, in its discretion, may from time to time establish trading limits for Customer’s Account and may limit the number of open positions (net or gross) which Customer may execute, clear and/or carry with or acquire through the Account. Customer agrees (i) not to make any trade which would have the effect of exceeding such limits, (ii) that MCM may, at any time in its sole discretion, require Customer to reduce open positions and (iii) that MCM may, at any time in its sole discretion, refuse to accept orders to establish new positions. MCM may impose and enforce such limits, reduction or refusal whether or not they are required by Applicable Law, regulations or rules.

(b) Customer shall comply with all position limits established by any regulatory or self-regulatory organization or any exchange. In addition, Customer agrees to notify MCM promptly if Customer is required to file position reports with any regulatory or self-regulatory organization or with any exchange and agrees to provide MCM with copies of such report.

(c) MCM expressly disclaims any liability for Customer’s losses related to Customer’s exceeding any trading limit applicable to the Account. Customer acknowledges and agrees that MCM has no obligation to monitor Customer’s trading for compliance with trading limits other than as required by applicable laws and regulations.

17.   WAIVER AND ASSIGNMENT. (a) Neither MCM’s failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereof nor any continued course of such conduct on MCM’s part shall constitute or be considered a waiver by MCM of any of its rights or privileges hereunder.

(b) This Agreement shall be binding upon, the parties hereto and will inure to the benefit of, the parties to this agreement and their permitted successors and assigns, and supersedes any prior agreements between the parties with respect to the subject matter hereof. MCM may, in accordance with CFTC Regulation 1.65, assign this Agreement and transfer the Account to another duly registered futures commission merchant upon notice to Customer and a reasonable time to object. Any assignment of Customer’s rights and obligations hereunder or interest in any Collateral held by or through MCM without obtaining the prior written consent of an authorized representative of MCM shall be null and void and of no force or effect.

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18.   NOTICES. Customer consents to the electronic delivery of reports, notices and confirmations and other statements via electronic mail, secure file transfer, or other electronic means as selected by Customer. Customer may revoke its consent at any time upon reasonable written notice to MCM. MCM shall transmit all communications to Customer at the address, electronic mail address, website, facsimile number, or by secure file transfer protocol provided by Customer during the account opening process or to such other address that Customer provides. Customer agrees that notice and other communications may be provided verbally to Customer at the telephone number of Customer as set forth in the accompanying Application. Notices or other communications, including margin calls, delivered or mailed, including by facsimile or electronic transmission, to the address provided by Customer, shall, until MCM has received notice in writing of a different address, be deemed to have been personally delivered to Customer as of the date and time of transmission. Notices or other communications shall be provided to MCM in writing at the address or electronic address set forth below:

E D & F Man Capital Markets Inc.

425 S. Financial Place

Suite 1850

Chicago, IL 60605

ATTN: Compliance Department

Email: us-compliance@edfmancapital.com

All payments and deliveries to MCM shall be made as instructed by MCM from time to time and shall be deemed received only when actually received by MCM.

19.   USA PATRIOT ACT COMPLIANCE. Customer agrees that it shall not at any time, in connection with the establishment or use of any account maintained with MCM, engage in transactions involving, on behalf of or benefiting any government or country that is the subject of sanctions administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Customer further agrees that it will not engage in transactions involving, on behalf of or benefiting any person (individual or entity), designated on OFAC’s List of Specially Designated Nationals and Blocked Persons by the Office of Foreign Assets Control.

20.   RESTRICTIONS. Customer understands that MCM may decline to accept any order transmitted or attempted to be transmitted to MCM for any reason. Customer acknowledges that MCM may, from time to time, place an Account in which there is no trading on inactive status and Customer agrees to provide whatever information MCM may require upon Customer’s request to reactivate any such inactive Account.

Customer also acknowledges and agrees that MCM may limit the number of transactions and positions that MCM execute, exercise, clear and/or carry for Customer, either pursuant to a limitation imposed by Applicable Law (for example, an options position or exercise limit imposed by self-regulatory agency or a trading facility) or by MCM in its sole and absolute discretion), and Customer undertakes and agree not to violate, either alone or in concert with others, any such limitation, whether established by MCM or pursuant to Applicable Law. Customer understands and agrees that MCM may apply different limits to different customers and that MCM is in no way obligated to apply to Customer or to Customer’s Accounts the same limits that MCM may apply to any other customer, except where required under Applicable Law. Customer agrees that MCM shall be under no obligation whatsoever to enter into any other agreement with Customer.

21.   CREDIT INFORMATION AND INVESTIGATION. Customer authorizes MCM or its agent, to contact banks, financial institutions and credit agencies as MCM deems appropriate to verify information provided by Customer. Customer further authorizes MCM to conduct, or cause to be conducted, an investigation into Customer’s background, including obtaining reports concerning Customer’s identity, credit standing, and business conduct. Such information gathered will be handled in accordance with MCM’s policies and procedures governing the protection of customer privacy.

22.   LEGALLY BINDING. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and supersedes any prior agreements between the parties with respect to the subject matter hereof.

23.   AMENDMENT. Customer agrees that MCM may modify the terms of this Agreement at any time upon notice to Customer to comply with Applicable Law, including notice by electronic means, if Customer trades through MCM electronically or has agreed to receive confirmations and statements from MCM electronically. If Customer fails to object and continues to trade through MCM, Customer signifies acceptance of the terms of such communication. If Customer does not accept the terms of such communication, Customer must notify MCM of its objection in writing as provided in Section 18 above (including by electronic means, if applicable) within 10 business days. Customer and MCM will act reasonably and in good faith to reach an agreement that addresses the legal requirement that MCM’s amendment is intended to address. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of MCM and Customer. No oral agreements or instructions purporting to amend this Agreement will be recognized or enforceable.

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24.   SEVERABILITY. If any provision hereof is or should become or be deemed to be inconsistent with any present or future law, rule, or regulation of any court, arbitral body, exchange, self-regulatory organization or regulatory body having jurisdiction over the parties or the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule, or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

25.   ADDITIONAL RIGHTS AND REMEDIES. The rights and remedies granted herein to MCM are in addition to any other rights and remedies provided to MCM in any other agreement Customer may have with MCM, and Customer hereby appoint MCM as its attorney-in-fact to take any action necessary to perfect ourselves with respect to the security interest granted to MCM in this Agreement.

26.   AUTHORITY. Customer acknowledges it has authority to agree that:

(a) this Agreement has been duly authorized and executed by Customer, and that Customer has full power and authority to trade the Contracts,

(b) any persons signing this Agreement has the requisite capacity, power, and authority to execute, deliver, and perform the obligations under this Agreement,

(c) every other agreement Customer may have with MCM, including without limitation, the granting of any security interest in any Collateral as contemplated and defined herein and therein,

(d) it is duly organized and in good standing under the laws of the jurisdiction in which it has been organized and in all jurisdictions where Customer is qualified to do business or otherwise act, and

(e) Customer will provide MCM with any documentation or other written assurances of its capacity, power, authority, or status as MCM may in its sole and absolute discretion request at any time.

27.   ERISA DISCLOSURE. Unless otherwise explicitly disclosed to MCM, Customer represent that it is not an employee benefit plan subject to the Employee Retirement Security Act of 1974 (“ERISA”) (a “Plan”), nor does Customer represent such a Plan. If Customer is or represent a Plan, Customer undertakes and agrees that: (i) MCM is only providing services hereunder and that MCM is not acting as a “fiduciary” as defined in Section 3(21) of ERISA, and any rules or regulations promulgated thereunder; (ii) MCM has no discretionary authority or control with respect to the purchase or sale of any Contracts; (iii) there is no agreement, arrangement, or understanding between MCM and Customer, or any party that Customer might represent, that MCM will provide any recommendations or serve as the primary basis for any investment decisions that are made with respect to your assets or those of any party that Customer represents; (iv) MCM will not render individualized investment advice the particular needs of the Plan; (v) MCM has no responsibility for the investment policies or strategies of the Plan, or the overall diversification or prudence requirements applicable to Plan investments; (vi) all decisions made on behalf of the Plan are solely within the power and discretion of the Plan fiduciary directing the transaction; (vii) transactions contemplated under this Agreements shall not give rise to any nonexempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended; (viii) Customer has full power and authority pursuant to any governing agreements and/or otherwise to enter into this Agreement and to engage in any and all activities contemplated by this Agreement; (ix) Customer will provide MCM with any additional supporting documentation that MCM, in its sole and absolute discretion, determine to be necessary or appropriate; and (x) Customer will indemnify MCM for any liability which may be imposed on MCM including, but not limited to, Section 409 of ERISA or any tax which may be assessed against MCM under Section 4975 of the Code, or any other damage or expense which may be suffered by MCM by reason of Customer being subject to the provisions of ERISA, including all costs and expenses (including attorneys’ fees) incurred by MCM in defending against the foregoing. The foregoing provision shall also apply to any federal or state fiduciary law governing the investments of employee benefit plans which is supplementary to, or in lieu of, the specific provisions of ERISA referred to herein.

28.   DISCLOSURE OF FINANCIAL CONDITION. Customer agrees to provide MCM promptly upon MCM’s request at any time, a copy of each of Customer’s most recent audited or unaudited financial statements. Customer also agrees that if it is subject to any financial reporting obligation to any exchange, regulatory or self-regulatory organization, Customer will send to MCM at any time during the term of this Agreement, promptly upon request, a copy of each such report that is submitted to such exchange, regulatory or self-regulatory organization. In addition, Customer agrees to provide MCM at any time during the term of this Agreement, promptly upon request, with any other additional financial information that MCM may reasonably request.

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29.   CUSTOMER’S REPRESENTATIONS. Customer represents and agrees:

(a) that all information supplied by Customer in connection with the opening of the Account is accurate and complete and that MCM is legally entitled to rely on such information, and Customer agrees to report immediately to MCM any material change in such information.

(b) Customer understands that all transactions effected for the Account is at Customer’s risk, and that Customer is solely liable therefore under all circumstances.

(c) Customer agrees to inform MCM immediately if it ceases to be willing or financially able to sustain any and all losses.

(d) transactions entered into pursuant to this Agreement will not violate any Applicable Law, judgment, order, or agreement to which Customer or Customer’s property is subject or by which Customer or Customer’s property are bound;

(e) except as disclosed in writing to MCM, Customer is acting solely as principal and not as agent for any other party and no other person or entity has any interest in the Account;

(f) neither Customer nor any of its managing directors, officers, employees, partners, managers and/or affiliates is an employee of any Exchange, of any entity of which any Exchange owns a majority of the capital stock, or of any entity which owns a majority of the capital stock of any Exchange, or is employee of any futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator or investment advisor unless disclosed in writing by Customer to MCM.

(g) Customer has reviewed the registration requirements and the rules of the CEA, CFTC and the membership requirements of the NFA and Customer (and/or any person acting on behalf of Customer) is either appropriately registered with the CFTC and a member of the NFA or is not required to be registered with the CFTC or a member of the NFA except as disclosed on the accompanying Account Application or otherwise disclosed in writing to MCM. Customer is not a commodity pool operator or is commodity trading advisors and has determined that it and any person with trading authority or control over the Account is in compliance with such requirements or has notified MCM in writing of an exemption from registration.

(h) Absent a separate written agreement with Customer with respect to give-ups, MCM, in its sole and absolute discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers for Customer and to be given up to MCM for clearance or carrying in an Account. If MCM does accept such Contracts, Customer authorizes MCM to pay and charge to Customer’s Account any give-up or give-in fee that may be charged by any exchange or clearing house or by an executing firm or broker whom Customer or its agent has authorized to execute transactions for Customer’s Account.

(i) If Customer is executing orders directly through its own electronic order routing system, Customer agrees to maintain all order routing and front end audit trail data in accordance with Applicable Law (e.g., in the format required by the exchange) for 5 years or any longer period as required by the exchange where the Customer trades (e.g., TMX would be a 7 year holding period) and provide it to MCM upon request. Customer understands that it may be required to enter into additional documentation to store such data.

Customer shall promptly notify MCM in writing if any of the representations contained herein become inaccurate, shall materially change or cease to be true and correct in any material respect.

30.   CURRENCY EXCHANGE RISK; NON-U.S. FUNDS. Customer shall bear all risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of you pursuant hereto. All margin deposits in connection with any Contracts, and any debits or credits to Customer’s Account, shall be stated in U.S. Dollars. By placing an order in a Contract settled in a particular currency (the “Contract Currency”), Customer agrees to convert to the Contract Currency funds sufficient to meet the applicable margin requirement. Any conversions of currency shall be at a rate of exchange determined by MCM in its sole and absolute discretion based on prevailing money market rates of exchange for such currencies. In no event shall MCM be required to effect, or be responsible for, the conversion of funds in anticipation of changes in prevailing rates of exchange. Where applicable, Customer shall be deemed to have authorized the holding of funds outside of the United States, a money center country (as defined in CFTC Rule 1.49), or in a country other than the currency’s country of origin.

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31.   CFTC REGULATIONS. If Customer is a non-United States person, Customer acknowledges that: (a) CFTC Regulation 15.05 designates MCM as the agent of foreign brokers, customers of foreign brokers, and foreign traders for certain purposes; and (b) CFTC Regulation 21.03 authorizes the CFTC to request, when unusual market circumstances exist, certain Account information from MCM as well as foreign brokers and traders. Customer agrees to provide such information immediately upon such request.

32.   ONLINE SERVICES; ELECTRONIC ACCESS. (a) If MCM provides Customer with access to online brokerage service facilities, Customer agrees to the terms of the “Electronic Order Entry and Account Access Agreement,” provided under separate cover, the terms and conditions of which are incorporated in this Agreement as if set forth herein.

(b) Customer agrees to any posted terms of use, privacy statement, and service agreement that may apply from time to time to such facilities as if the same were set forth in this Agreement.

(c) MCM does not guarantee access to Customer’s Accounts at all times, nor guarantee the receipt, acceptance, and entry of any order transmitted to MCM electronically.

(d) Customer agrees that any market data or information provided to it will not be broadcast, retransmitted, or commercially exploited, and Customer acknowledges that exchanges and markets have a proprietary interest in this data and information.

(e) Customer further agrees to pay all fees and charges associated with its use of the electronic services, including, without limitation, those of any third-party information providers offered through MCM.

33.   CONSENT TO CROSS TRANSACTIONS. This consent is being provided in order to comply with exchange rules regarding cross trade procedures and the execution of trades in which a floor broker or brokerage firm may be directly or indirectly involved as a principal to a transaction on any exchange that, from time to time, adopts rules requiring customer consent for these transactions. Customer hereby consents that MCM, its agents, or floor brokers handling MCM orders, may, without prior notice, execute Customer’s orders in which MCM, its directors, officers, employees, agents, or the floor broker, may directly or indirectly, become the buyer to Customer’s sell order or the seller to Customer’s buy order, provided that such executions are made in accordance with exchange rules and any applicable provisions of the Commodity Exchange Act or regulations of the Commodity Futures Trading Commission. This consent shall be continuous and remain in effect until revoked in writing by Customer.

34.   TERMINATION. This agreement and all authority granted herein shall continue in force until written notice of termination is given by Customer or MCM. Termination shall not relieve any party of any liability or obligation incurred prior to such notice. Upon giving or receiving notice of termination, Customer will promptly take all action necessary to liquidate or transfer all open positions in the Account to another futures commission merchant. Customer remains responsible for any open orders it fails to liquidate. In the event that MCM terminates this Agreement, and no liquidation or transfer instruction from Customer is received within 30 days, MCM reserves the right to liquidate all positions, or transfer any assets however denominated and remaining in the Account, at its sole discretion, (i) to a third party account that has been identified based on prior instructions from Customer or (ii) directly to Customer by check to the address on file for Customer.

If Customer has outstanding give-up debits owed to other brokers or has payment obligations with respect to the transfer of Contracts to another futures commission merchant or fees due to the Exchanges or otherwise owes MCM and other amounts due hereunder at the time of the termination of this Agreement, MCM may withhold or deduct from Customer’s Account the amount of such fees in order to make such payments. Upon satisfaction by Customer of all obligations to MCM arising from this Agreement, MCM shall transfer to the futures commission merchant specified by Customer all Contracts, cash, securities and other property, than held in any Account whereupon this Agreement will terminate.

35.   GOVERNING LAW; JURISDICTION AND VENUE; SERVICE OF PROCESS; LIMITATION ON ACTIONS; WAIVER OF JURY TRIAL. The laws of the state of Illinois, without giving effect to its principals of conflicts of law, govern all adversarial proceedings arising out of this Agreement.

(a) All actions or proceedings with respect to any controversy arising out of or related to this Agreement, shall be litigated only in courts whose situs is in the State of Illinois. Each party hereby submits to the jurisdiction of the United States District Court of the Northern District of Illinois, Eastern Division. If Customer brings any arbitration (including, but not limited to, NFA arbitration), administrative, or reparations proceedings against MCM, Customer hereby authorize and direct such arbitrators, administrative law judges, or judgment officers to hold any such proceedings in Chicago, Illinois. Customer hereby waives any right to transfer or to change the venue of any litigation Customer may bring against MCM, or to move that such litigation is brought in an inconvenient forum or that forum is improper.

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(b) Customer agrees to accept court service of process by registered or certified mail at the address Customer provided in the Customer Account Application, or to such other addresses as Customer has supplied to MCM in writing, and such service shall constitute personal service of process, subject to the provisions of CFTC Regulation 15.05 with respect to non-United States persons.

(c) Customer shall not bring any cause of action, regardless of form, arising out of or relating to this Agreement or transactions hereunder more than one year after the cause of action arose.

(d) Customer hereby waives any right it may have to a trial by jury.

36.   HEADINGS. The headings of the sections hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such sections, or in any way limit the applicability of or affect the meaning of any such provisions.

37.   COUNTERPARTS. If the parties sign this agreement in several counterparts, each will be deemed an original but all counterparts together will constitute one instrument.

Customer acknowledges that Customer has read and understands this Customer Agreement and agrees to be bound by all of the terms contained herein. Customer agrees to the extent any consent was given in the Customer Agreement, such consent shall be deemed to renew annually or at the time of a transaction if required by Applicable Law. Customer agrees to immediately notify MCM of any material changes to the information contained herein.

Signature:	Date:

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Signature:	Date:

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Customer hereby acknowledges that Customer has read and understands the Combined Disclosure Statement, the Electronic Order Entry and Account Access Agreement and all the disclosures provided separately in the Futures and Derivatives Customer Disclosures document.

Signature:	Date:

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Signature:	Date:

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